Exhibit 10.50

2000 STOCK OPTION PLAN – AMENDMENT NO. 4

The 2000 Stock Option Plan of Arinco Computer Systems Inc., as amended (the “Plan”), is hereby further amended as follows:

1.	Section 5(a) of the Plan is hereby amended in its entirety to read as follows:

“Subject to Section 9, the aggregate number of shares of Stock in respect of which Options may be granted under the Plan is 8,000,000;”

2.	The last sentence of Section 3 of the Plan is hereby amended in its entirety to read as follows:

“The expiration date of the Plan, on and after which no Options may be granted hereunder, shall be March 28, 2015; PROVIDED, HOWEVER, that no Incentive Stock Options shall be granted after March 28, 2010. The administration of the Plan shall continue in effect until all matters relating to the payment of Options previously granted have been settled.”

3.	The name of the Plan is hereby changed from the “Arinco Computer Systems Inc. 2000 Stock Option Plan” to the “Neurologix, Inc. 2000 Stock Option Plan.” Furthermore, Section 2(g) is hereby amended as follows:

“Company” means Neurologix, Inc.”

4.	Except for the foregoing amendments set forth in paragraphs 1, 2 and 3 above, all of the terms and conditions of the Plan shall remain in full force and effect.